                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                            GulfMark Offshore, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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
                                                  [GULFMARK OFFSHORE, INC. LOGO]



                                                   NOTICE OF
                                                   ANNUAL MEETING OF
                                                   STOCKHOLDERS AND
                                                   PROXY STATEMENT
















                  ANNUAL MEETING

                  MAY 18, 2000
                  THE ENVOY ROOM
                  ST. REGIS HOTEL
                  (FORMERLY THE RITZ-CARLTON)
                  1919 BRIAR OAKS LANE
                  HOUSTON, TEXAS 77027

                             GULFMARK OFFSHORE, INC.

                           5 POST OAK PARK, SUITE 1170
                            HOUSTON, TEXAS 77027-3414

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 18, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the "Company") will be held in the Envoy Room, The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Thursday, May 18, 2000 at 10:00 A.M., Central Daylight Savings Time, for the following purposes:

     1. To elect a Board of six (6) directors.

     2. To amend the Company's 1997 Incentive Equity Plan to increase the number of shares reserved for issuance thereunder by 150,000 shares.

     3. To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting.

     You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.

                                       By Order of the Board of Directors



                                       /s/ EDWARD A. GUTHRIE

                                       Edward A. Guthrie
                                       Secretary
Date:   April 18, 2000

                             GULFMARK OFFSHORE, INC.

                           5 POST OAK PARK, SUITE 1170
                            HOUSTON, TEXAS 77027-3414



                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 18, 2000


     The accompanying proxy is solicited by the Management of GulfMark Offshore, Inc. (the "Company") at the direction of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2000 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received and properly executed, the shares will be voted by the persons named therein, unless contrary instructions are given.

     The proxy will not be used for the election as directors of all nominees if authority to do so is withheld on the proxy and will not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of directors, the proxy will be voted FOR the election as directors of all nominees. Where no instruction is indicated with respect to the election of all nominees named in item (1) of the proxy, but names of one or more nominees are listed in the blank spaces on the proxy, the proxy will be voted FOR the election of all nominees not so listed.

     Any stockholder of the Company has the right to revoke his or her proxy at any time prior to its use by submitting a written revocation to the Secretary of the Company.

     Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs in preparing, printing, assembling, delivering and mailing the Notice of Annual Meeting, Proxy Statement, Proxy and Annual Report. Copies of the Notice, Proxy Statement and Proxy will be mailed to stockholders on or about April 26, 2000. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 18, 2000 is the close of business on March 31, 2000 (hereinafter called the "Record Date"). As of the Record Date there were 8,161,399 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

     The following table sets forth certain information with respect to each person who at March 31, 2000, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

                      NAME AND ADDRESS OF                              NO. SHARES BENEFICIALLY        PERCENT OF
                       BENEFICIAL OWNER                                       OWNED(1)                   CLASS
----------------------------------------------------------------    ------------------------------    ------------
Lehman Brothers Holdings Inc.
3 World Financial Center

New York, New York  10285                                                                2,030,226         24.88%

Estabrook Capital Management Inc.(2)
430 Park Avenue, Suite 1800
New York, New York  10022                                                                1,539,638         18.86%

Dimensional Fund Advisors Inc.(3)
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401                                                             530,000          6.49%

----------------------------------------------------------------

     (1) Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

     (2) The information shown above was obtained from the Schedule 13G dated January 25, 2000 as filed with the Securities and Exchange Commission ("SEC") by Estabrook Capital Management Inc. Estabrook Capital Management Inc. acts as an investment advisor and in such capacity has shared voting power and sole investment power over the shares.

     (3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 530,000 shares of the Company's stock as of December 31, 1999. The Portfolios own all securities reflected above, and Dimensional disclaims beneficial ownership of such securities. The foregoing information was obtained from the Schedule 13G dated February 11, 2000 as filed with the SEC by Dimensional.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of March 31, 2000, the number and percentage of Common Stock beneficially owned by each of the Company's directors, each executive officer named in the summary compensation table included under "Executive Officers and Compensation", and all directors and officers as a group:

                                                        NO. OF SHARES BENEFICIALLY
                                                           OWNED AS OF MARCH 31,
                       NAME                                     2000(1)(2)                 PERCENT OF CLASS(3)
---------------------------------------------------    ------------------------------     -----------------------
David J. Butters                                                              246,556 (4)                  3.00%
Norman G. Cohen                                                               107,688 (5)                  1.32%
Marshall A. Crowe                                                              50,938                         --
Louis S. Gimbel, 3rd                                                          190,444 (6)                  2.33%
Robert B. Millard                                                             266,556                      3.26%
Bruce A. Streeter                                                             133,729                      1.62%
Edward A. Guthrie                                                              10,000                         --
John E. (Gene) Leech                                                           70,891                         --
All directors and officers as a
    group (9 persons)                                                       1,093,796                     12.89%


     (1) Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.

     (2) The amounts set forth in this column include the following shares of Common Stock considered to be beneficially owned through the holder's ability to exercise stock options to purchase such shares within 60 days: Mr. Butters - 59,138 shares; Mr. Cohen - 10,000 shares; Mr. Crowe - 47,138 shares; Mr. Gimbel
- 10,000; Mr. Millard - 10,000; Mr. Streeter - 100,310 shares; Mr. Leech - 68,891 shares; and all directors and officers as a group - 321,971 shares.

     (3) Less than one percent unless otherwise indicated.

     (4) Includes 43,400 shares of Common Stock owned by trusts of which Mr. Butters is the co-trustee and 40,200 shares beneficially owned by Mr. Butters' wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.

     (5) Includes 73,706 shares owned by a trust and an additional 23,982 shares owned by a trust through its interest in a limited partnership, and with respect to which shares Mr. Cohen may be deemed to have shared voting and dispositive power. Mr. Cohen disclaims ownership of such shares, except to the extent of his pecuniary interest therein.

     (6) Includes 15,210 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee, and with respect to which shares Mr. Gimbel has shared voting and dispositive power.

ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor shall be duly qualified and elected. The persons named in the enclosed proxy will vote the shares covered thereby in favor of the nominees listed below unless specifically instructed to the contrary. Although management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies will be voted for a substitute to be named by the Board of Directors of the Company. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

               NAME                                     AGE                       YEAR FIRST BECAME DIRECTOR
----------------------------------                    --------                  -------------------------------
David J. Butters                                         59                                 1989

Norman G. Cohen                                          78                                 1972

Marshall A. Crowe                                        79                                 1978

Louis S. Gimbel, 3rd                                     71                                 1970

Robert B. Millard                                        49                                 1989

Bruce A. Streeter                                        51                                 1997


     David J. Butters is Chairman of the Board and is a member of the Executive, Compensation and Audit Committees. He is a Managing Director of Lehman Brothers, an investment banking firm and division of Lehman Brothers, Inc., which is a subsidiary of Lehman Brothers Holdings, Inc., where he has been employed for more than the past five years. Mr. Butters is currently a director of the Board of Weatherford International, Inc. and Anangel-American Shipholdings, Ltd., and a member of the Board of Advisors of Energy International, N.V. Mr. Butters has served as a director of the Company since its formation in 1996 and served as a director of GulfMark International, Inc. (the "Predecessor") from 1989 until May 1, 1997 when GulfMark International, Inc. was merged into Weatherford International, Inc. (the "Merger").

     Norman G. Cohen is Chairman of the Audit and Compensation Committees. He has served as Chairman and President of Norman G. Cohen, Inc., consultants and mortgage lenders, for more than five years and is a director of Brewster Wallcovering Co., Randolf, Massachusetts. Mr. Cohen is a retired Vice-President of Amerada Hess Corporation, and former Chairman of the National Parks and Conservation Association. Mr. Cohen has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1972 until the Merger.

     Marshall A. Crowe serves as a member of the Audit Committee. Since January 1978, Mr. Crowe has served as President of M. A. Crowe Consultants, Inc., providing consulting services in the energy and financial fields. For four years prior thereto, he was Chairman of the National Energy Board of Canada and was previously Chairman of the Board of Canada Development Corporation, which was engaged in the business of making equity investments in Canadian enterprises. Mr. Crowe is also of counsel at Johnston & Buchan, barristers and solicitors, Ottawa, Canada. Mr. Crowe has served as a director of the Company since its formation in 1996 and served as a director the Predecessor from 1978 until the Merger. Mr. Crowe is a Canadian citizen.

     Louis S. Gimbel, 3rd is a member of the Executive Committee. He is President, Chief Executive Officer and a Director of S. S. Steiner, Inc., Chairman of the Board of Hops Extract Corporation and Co-Manager of Stadelman Fruit LLC. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops. Mr. Gimbel has served as a director of the Company since its formation in 1996 and served as a director of the of the Predecessor from 1970 until the Merger.

     Robert B. Millard is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers Inc., where he has been employed for more than the past five years. Mr. Millard also serves as a Director of Weatherford International, Inc., L-3 Communications Corporation and Kirch Media. Mr. Millard has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1989 until the Merger.

     Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor's Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

COMMITTEES AND MEETINGS OF DIRECTORS

     Pursuant to the Company's By-Laws, the Board of Directors has established several committees, including an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 1999, the Board of Directors met five times, the Audit Committee met two times, and the Compensation Committee met three times. During 1999 each director attended at least 80% of the combined Board of Directors meetings and meetings of committees of the Board on which he served.

     Messrs. Butters, Cohen and Crowe are the current members of the Audit Committee. The Audit Committee makes recommendations to the Board concerning the selection and discharge of the Company's independent auditors, reviews professional services performed by the auditors, the plan and results of their audit engagement and the fees charged for audit and non-audit services by the auditors, and evaluates the Company's system of internal accounting controls.

     Messrs. Butters, Cohen and Millard are the current members of the Compensation Committee, the principal functions of which are to recommend to the Board of Directors the salaries to be paid to the officers of the Company and administer compensation and benefit plans of the Company.

     Messrs. Butters, Gimbel and Millard are the current members of the Executive Committee, which acts on behalf of the full Board of Directors between regularly scheduled meetings of the Board of Directors.

     The Company has no standing Nominating Committee.

DIRECTOR COMPENSATION

     Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $500 for each Committee meeting of the Board of Directors he attends in person. In addition, a $2,000 retainer is paid to each non-employee director of the Company for each quarter of the year in which such director serves as a director. The Company also has a retainer arrangement with Mr. Butters pursuant to which he received a retainer of $6,250 per month through May 6, 1999 and $8,333 per month for the remainder of the year for serving as Chairman of the Board. Total compensation paid in 1999 to the non-employee directors who have been nominated, including director fees and retainers, was $106,914 for Mr. Butters, $13,500 for Mr. Cohen, $13,000 for Mr. Crowe, $11,000
for Mr. Gimbel and $12,500 for Mr. Millard. In addition, the Company furnishes Messrs. Cohen, Crowe and Gimbel with a $250,000 life insurance policy. Premiums paid during 1999 for such policies were $12,757 for Mr. Cohen, $20,310 for Mr. Crowe and $9,015 for Mr. Gimbel.

     On December 8, 1993, each of the Company's current directors received options to purchase shares of the Predecessor's common stock under the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Director Plan"). An additional grant of stock options was made to each director serving on the Predecessor's Board of Directors on March 18, 1996.

     In order to accomplish the separation of the Company's offshore marine services business from operations of the Predecessor, the Predecessor transferred the assets, liabilities and operations of its offshore marine services business to the Company. The separation was then effectuated through the distribution of all of the then outstanding common stock of the Company to the Predecessor's common stockholders (the "Distribution"). The Company assumed the Director Plan on May 1, 1997, the date of the Distribution. Pursuant to the equitable adjustment provisions of the Director Plan, each outstanding stock option previously granted pursuant to the Director Plan was converted to an option to acquire shares of the Company's Common Stock and was adjusted to preserve the aggregate intrinsic value of each option and the ratio of the exercise price to market value per share. In addition, the number of shares of Common Stock covered by the automatic grant provisions of the Director Plan was doubled to reflect the Distribution. Accordingly, each non-employee director received the option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such shares of Common Stock on the date of grant, upon his re-election as a director at the Company's annual stockholders' meeting in 1999. The Director Plan provides for similar grants of options to non-employee directors in 2002 and 2005. As of March 31, 2000, there were 86,276 option shares outstanding under the Director Plan and 154,310 shares available for grant upon the election of a new director or under the automatic grant provisions discussed above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Company is or was an officer or employee of the Company or had any relationship requiring disclosure under applicable rules, except that Mr. Butters has a retainer arrangement with the Company described above pursuant to which Mr. Butters received $6,250 per month through May 6, 1999 and $8,333 per month for the remainder of the year for serving as Chairman of the Board of the Company. In 1999 Mr. Butters received $106,914 in director fees and retainers. During the 1999 fiscal year, no executive officer of the Company served as (a) a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (b) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or
(c) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE OFFICERS AND COMPENSATION

     The following are executive officers and key employees of the Company, who serve at the discretion of the Board of Directors.

               NAME                                             POSITION                                   AGE
-----------------------------------       -----------------------------------------------------        -------------
Bruce A. Streeter                         President and Chief Operating Officer                             51

Edward A. Guthrie                         Executive Vice President, Secretary and Treasurer                 55

John E. (Gene) Leech                      Vice President                                                    47

Kevin D. Mitchell                         Controller and Assistant Secretary                                31


     Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor's Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

     Edward A. Guthrie was elected Executive Vice President - Finance, Chief Financial Officer, Secretary and Treasurer of the Company in July 1999. Prior to that date, Mr. Guthrie served in a number of capacities with Cliffs Drilling Company ("Cliffs") and its former parent company for a period of 25 years, most recently serving as Vice President-Finance and Chief Financial Officer prior to Cliffs' merger with R&B Falcon Corporation.

     John E. (Gene) Leech was elected Vice President of the Company in January 1997. He served as Vice President of Predecessor's Marine Division from its formation in November 1990 until the Merger. Prior to November 1990, Mr. Leech was with Offshore Logistics, Inc. for a period of fifteen years serving in a number of capacities, including Manager Domestic Operations and International Operations Manager.

     Kevin D. Mitchell was elected Controller and Assistant Secretary of the Company in January 1997. He served as Controller and Assistant Secretary of the Predecessor from September 1996 until the Merger. Prior to that, Mr. Mitchell served as Controller for one year with E-Stamp Corporation, a start-up software company, having previously completed five years with Arthur Andersen LLP.

     The aggregate compensation paid by the Company for services rendered during the last three years in all capacities to the highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999 was as follows:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                      ANNUAL COMPENSATION                        COMPENSATION
                                   ----------------------------------------------------------    --------------
                                                                                                    AWARDS
                                                                                                 --------------
                                                                                                  SECURITIES
                                                                              OTHER ANNUAL        UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL POSITION        YEAR        SALARY          BONUS        COMPENSATION(1)        OPTIONS        COMPENSATION
------------------------------     -------    -----------    ------------    ----------------    --------------    --------------
Bruce A. Streeter                   1999        $195,000       $ 100,000             $    --            33,000           $ 3,172(2)
  President and Chief               1998         195,000         145,000                  --            30,000             3,092
  Operating Officer                 1997         180,000         100,000                  --            30,000             2,916

Edward A. Guthrie(3)                1999        $ 92,199       $  45,000             $    --            25,000           $    46(2)
 Executive Vice President,
 Secretary, and Treasurer

Frank R. Pierce(4)                  1999        $ 65,071       $      --             $    --             3,500           $ 1,426(2)
 Executive Vice President,          1998         140,000          25,000                  --             3,000             3,285
 Secretary, and Treasurer           1997         135,000          20,000                  --             2,000             2,912

John E. (Gene) Leech                1999        $140,000       $  65,000             $    --            14,000           $ 2,929(2)
  Vice President                    1998         135,000          80,000                  --            12,000             2,858
                                    1997         125,000          65,000                  --            12,000             2,701

----------
     (1) The aggregate amount of perquisites and other benefits is excluded from other annual compensation because such compensation was less than 10% of the combined total for salary and bonus for each named executive officer.

     (2) Includes matching contributions made by the Company pursuant to its 401(k) savings plan of $2,000 each for Messrs. Streeter and Leech and $1,081 for Pierce, and life insurance premiums of $1,172, $46, $345, and $929 for Messrs. Streeter, Guthrie, Pierce and Leech, respectively.

     (3) Mr. Guthrie joined the Company as Executive Vice President, Secretary and Treasurer on July 6, 1999.

     (4) Mr. Pierce ceased to be Executive Vice President, Secretary and Treasurer on April 8, 1999.

     A subsidiary of the Company entered into employment agreements with Messrs. Streeter, Leech and Guthrie. Effective as of January 1, 1998, Mr. Streeter is entitled to be employed as President of the Company and certain of its subsidiaries and to receive an annual salary of not less than $180,000 for each year during the two and one-half-year term of his agreement. Effective as of July 1, 1999, Mr. Leech is entitled to be employed as a Vice President of the Company and certain of its subsidiaries and to receive an annual salary of not less than $140,000 for each year during the two year term of his agreement. Effective July 6, 1999, Mr. Guthrie is entitled to be employed as a Executive Vice President and Chief Financial Officer of the Company and certain of its subsidiaries and to receive an annual salary of not less than $190,000 for each year during the two year term of his agreement. In addition to annual salary, Messrs. Streeter, Leech and Guthrie may receive a discretionary bonus. Prior to a change of control of the Company or after twelve months after a change of control of the Company, any termination of Messrs. Streeter's, Leech's or Guthrie's employment without cause, or their respective resignations in certain circumstances, would entitle the terminated or resigning officer to the payment of his annual salary for the time remaining under the term of his employment agreement and the proportionate share of his annualized bonus for the previous fiscal year for the time remaining under the term of his employment agreement, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination. Within twelve months after a change of control of the Company, any termination of Messrs. Streeter's, Leech's or Guthrie's employment without cause, or their respective resignation in certain circumstances, would entitle the terminated or resigning officer to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination, less any amount paid under the agreement upon the change of control. Pursuant to the agreements, the Company is responsible for the payment and performance of the subsidiary's obligations under the agreements.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                ---------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE VALUE
                                  NUMBER OF         % OF TOTAL                                     AT ASSUMED ANNUAL RATES OF
                                  SECURITIES       OPTIONS/SARS                                     STOCK PRICE APPRECIATION
                                  UNDERLYING        GRANTED TO        EXERCISE                           FOR OPTION TERM
                                OPTIONS/SARS(1)    EMPLOYEES IN       OR BASE        EXPIRATION    ----------------------------
           NAME                  GRANTED (#)        FISCAL YEAR      PRICE($/SH)       DATE          5% ($)         10% ($)
----------------------------    ---------------    --------------    ------------    ----------    -----------    -------------
Bruce A. Streeter                       33,000            40.87%        $13.1563      02/18/09     $ 273,040        $ 691,936

Edward A. Guthrie                       25,000            30.96%        $16.1250      06/02/09       253,523          642,477

Frank R. Pierce                          3,500             4.33%        $13.1563      02/18/09        28,959           73,387

John E. (Gene) Leech                    14,000            17.34%        $13.1563      02/18/09       115,835          293,549

----------
(1) One-third of the options granted become exercisable at each of one year, two years and three years, respectively, from the date of grant.

     The following table represents the total number of options to purchase the Company's Common Stock held by the named executive officers of the Company at December 31, 1999.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                      SECURITIES                    VALUE OF
                                                                      UNDERLYING                   UNEXERCISED
                                                                     UNEXERCISED                  IN-THE-MONEY
                                    SHARES                         OPTIONS/SARS AT               OPTIONS/SARS AT
                                   ACQUIRED                        FISCAL YEAR END               FISCAL YEAR END
                                      ON            VALUE            EXERCISABLE/                 EXERCISABLE/
            NAME                   EXERCISE        REALIZED         UNEXERCISABLE               UNEXERCISABLE(1)
------------------------------     ----------    -------------    -------------------       --------------------------
Bruce A. Streeter                          --     $     --            93,879 / 63,000               $655,735 / $57,217

Edward A. Guthrie                          --     $     --                -- / 25,000                     -- / --

Frank R. Pierce                         7,218     $ 49,250(2)             -- / --                         -- / --

John E. (Gene) Leech                       --     $     --            56,225 / 26,000               $448,037 / $24,062

----------

     (1) Value based on the difference between the market value of the common stock on December 31, 1999 and the exercise price. The actual value, if any, of the unexercised option will be dependent upon the market price of Common Stock at the time of exercise.

     (2) None of these shares were sold upon exercise. This value was computed based on the difference between the market value of the common stock on the date of exercise and the exercise price. The actual value to be recognized, if any, will be dependent upon the market price of Common Stock at the time the shares are sold.

     Non-employee directors of the Company also own outstanding options to purchase shares of Common Stock, as further described under the caption "Election of Directors-Director Compensation".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of GulfMark Offshore, Inc. (the "Committee") is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 2000 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables shown above. The Committee is comprised of three directors who are not employees of the Company.

Compensation Philosophy

     The executive compensation program of the Company has been designed to motivate, reward, attract and retain the management deemed essential to ensure the success of the Company. The program seeks to align executive compensation with Company objectives, business strategy and financial performance. In applying these principles, the Compensation Committee seeks to:

     o Reward executives for long-term strategic management and the enhancement of stockholder value;

     o Support an environment that rewards performance with respect to Company goals, as well as Company performance relative to industry competitors;

     o Integrate compensation programs with the short and long-term strategic plans of the Company;

     o Attract and retain key executives critical to the long-term success of the Company;

     o Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

Compensation Program Components

     The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The Committee reviews and recommends the specific base salary and bonus compensation of the Company's executive officers. The particular elements of the compensation programs for such persons are set forth in more detail below.

     Employment Agreements - A subsidiary of the Company has entered into Employment Agreements with its President, Executive Vice President and Vice President. The purpose of the Employment Agreements are (i) to assure that the Company will have the continued dedication of the executive, notwithstanding the possibility, threat or occurrence of a change of control, (ii) to diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control and (iii) to provide the executive with compensation and benefits arrangements upon a change of control that are competitive with those of other corporations.

     Base Salary - Base salary levels are primarily determined by the Committee at levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company's executive officers are competitive within a range that is considered to be reasonable and necessary.

     Performance Bonus - The Company provides incentive compensation to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year. The amount and form of such bonuses is determined by the Committee based primarily upon an analysis of the officer's job performance and the specific accomplishments of the officer during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations for which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment's earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year's results.

     Incentive Equity Plan - The Company also provides long-term incentive compensation to its executive officers and key employees through stock options. The use of stock options is intended to provide incentives to the Company's executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Options are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant an option is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility to overall stockholder value. The stock options which are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant. Stock options were granted in 1990 after the acquisition of the offshore marine services segment, on two occasions in 1996, after the successful completion of the spin-off in 1997, and again in 1998 and 1999.

Discussion of 1999 Compensation for the Executive Officers Named in the Tables Above

     The Company does not have a Chief Executive Officer. Mr. Bruce Streeter serves as the President and Chief Operating Officer of the Company. The base salary for Mr. Streeter was unchanged in 1999 reflecting the outlook for the industry and the Company for the year 1999. Mr. Streeter's 1999 bonus was determined following a review of the financial results of the Company and specific achievements by Mr. Streeter in managing the Company's operations through the difficult period of 1999.

     The base salary established at the time of the hiring of Mr. Guthrie, Executive Vice President - Finance, Secretary and Treasurer, was primarily based on the Committee's general understanding of ranges of compensation for financial executives of companies similar in size and complexity to the Company. Mr. Guthrie's 1999 bonus was based on the Committee's evaluation of his individual performance in assisting the Company in achieving its corporate and strategic objectives during his employment period in 1999.

     The base salary for Mr. Leech, Vice President, was increased in 1999 based on individual performance, the size of the Company's operations, as well as a review of compensation for executives in similar positions with industry peers. Mr. Leech's 1999 bonus was determined following a review of the financial results of the Company's operations for which Mr. Leech has responsibility and the specific achievements by Mr. Leech in meeting the Company's objectives in 1999.

Tax Considerations

     During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of the five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had any impact on the Company to date.

Summary

     After review of the Company's existing programs, the Committee believes that the Company's executive compensation program is reasonable and provides a mechanism by which compensation is appropriately related to corporate and individual performance so as to align the interest of the Company's executive officers with the interest of stockholders on both a long and short-term basis.

Compensation Committee of the Board of Directors:

                                David J. Butters
                                Norman G. Cohen
                                Robert B. Millard

PERFORMANCE GRAPH

     The following performance graph and table compare the cumulative return on the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of R&B Falcon Corporation, Global Marine Inc., Rowan Companies, Helmerich & Payne Inc., Ensco International Inc., Diamond Offshore Drilling Inc., Nabors Industries Inc., Noble Drilling Corporation, Transocean Sedco Forex Inc., Weatherford International Inc., McDermott International Inc., Baker Hughes Inc., Halliburton Co., and Schlumberger Ltd.) for the periods indicated. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the value of the investment of the Company's Common Stock and each index to have been $100 at May 1, 1997 (A), for the Company's Common Stock and December 31, 1996 for each index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN






                                                                      Year Ended December 31,
                                                                      -----------------------
                                                                 1996      1997      1998     1999
                                                                 ----      ----      ----     ----
GulfMark Offshore, Inc.                                          100(A)    228       109      101
Dow Jones Equity Market Index                                    100       134       172      207
Dow Jones Oilfield Equipment and Services Index                  100       152        81      116

(A)In lieu of December 31, 1996, the first day of active trading of the Company's Common Stock, May 1, 1997, is used for GulfMark Offshore, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 1999 fiscal year were complied with, except that Mr. Norman G. Cohen, a director of the Company, filed one late report reflecting six transactions that were not reported on a timely basis.

PROPOSAL TO AMEND THE 1997 INCENTIVE EQUITY PLAN

     General. The Company's 1997 Incentive Equity Plan was adopted by the Board of Directors on December 11, 1997, and approved by the stockholders on May 14, 1998. A total of 200,000 shares of Common Stock were initially reserved under the Plan. On April 18, 2000, the Board of Directors approved an amendment to the Plan increasing the number of shares reserved for issuance thereunder (including the number of shares that may be issued upon exercise of options intended to constitute incentive stock options) by 150,000 shares to an aggregate of 350,000 shares, subject to adjustment as provided in the Plan. The Board of Directors believes that it is in the Company's best interests to amend the Plan and increase the number of shares reserved for issuance thereunder in order to continue to provide ongoing incentive to the Company's employees in the form of options to purchase the Company's Common Stock.

Purpose. The purpose of the Plan is to (i) attract and retain as employees persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentive, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify participant's interests with those of the Company's other shareholders through compensation based on the Company's Common Stock. The closing price of the Company's Common Stock as reported on the Nasdaq National Market System on April 14, 2000 was $18.50 per share.

     Permitted Awards; Eligibility. The Plan permits the granting of any or all of the following types of awards ("Awards"): stock options to purchase shares of the Company's Common Stock ("Options"), stock appreciation rights ("SARs"), and rights to receive shares of the Company's Common Stock (or their cash equivalent) in the future ("Stock Awards"). Options granted under the Plan may be either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986 ("Incentive Stock Options") or options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). All employees of the Company or any related company, as well as all individuals to whom a bona fide written offer of employment has been extended by the Company or any related company, are eligible to receive Awards pursuant to the Plan. At the current time, approximately 500 persons are eligible to participate in the Plan.

     Administration. The Plan is to be administered by a committee (the "Committee") selected by the Company's Board of Directors (the "Board"). The Committee shall consists of two or more members of the Board. If the Board has not selected a Committee, the Committee shall consist of the entire Board. The Committee shall have the authority and discretion, subject to the provisions of the Plan, to select the employees who are to receive Awards; to determine the time of receipt, the types of Awards and the number of shares covered by the Awards; to establish the terms, conditions, restrictions and other provisions of such Awards; and to cancel or suspend Awards. The Committee is authorized to interpret the Plan and to establish, amend and rescind rules and regulations as it may deem advisable for administration of the Plan. All determinations made by the Committee in connection with the Plan shall be final and binding.

     Shares Subject to the Plan. The maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries pursuant to the Plan is currently 200,000 shares of Common Stock and will increase to 350,000 shares of Common Stock if the proposed amendment is approved by the stockholders; provided, however, that the maximum number of shares of Common Stock that may be issued pursuant to Stock Awards (including restricted stock) shall be 50,000 shares. The maximum number of shares that may issued upon exercise of Options intended to be Incentive Stock Options is currently 200,000 shares of Common Stock and will increase to the maximum number of shares that may be delivered from time to time pursuant to the Plan, or 350,000 shares of Common Stock, if the proposed amendment is approved by the stockholders. The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Stock Options or SAR's is 100,000 shares during any three consecutive calendar years. The maximum payment that can be made for Awards granted to any one individual pursuant to Stock Awards shall be $500,000 for any single or combined performance goals established for any annual performance period. If a Stock Award is, at the time of grant, denominated in shares, the value of the shares for purposes of determining this maximum individual payment amount will be the fair market value of the Company's Common Stock on the first day of the applicable performance period.

     To the extent any shares of Common Stock covered by an Award are not delivered because the Award is forfeited, canceled or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available pursuant to the Plan. In the event of a corporate transaction affecting the capitalization of the Company, the Committee may adjust (i) the number and kind of shares which may be delivered under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) such other items the Committee determines to be equitable.

     Exercise Price. The exercise price of each Option and SAR granted pursuant to the Plan shall be established by the Committee at the time of grant, but the exercise price shall be not less than the fair market value of a share of the Company's Common Stock as of the date on which the Option or SAR is granted. For purposes of the Plan, the "fair market value" of the Company's Common Stock shall be (i) if the Company's Common Stock is listed on any stock exchange, the mean between the lowest and highest reported sale price of the Company's Common Stock on the date in question, or (ii) if the Company's Common Stock is not listed on a stock exchange, the mean between the lowest reported bid price and highest reported asked price of the Common Stock on the date in question in the over-the-counter market.

     Terms and Conditions. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. No Option may be exercised prior to the date on which the participant completes one continuous year of employment with the Company or a related company after the date of grant, unless the Committee permits otherwise following a change of control or the death or disability of the participant. If the right to become vested in a Stock Award is conditioned on the completion of a specified period of service with the Company or any related company, without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than one year; provided, however, that the Committee may permit accelerated vesting following a change of control or the death or disability of the participant.

     Option Expiration. Options shall expire on the date established by the Committee at the time of grant, but the expiration date shall be no later than the earliest to occur of (i) the ten-year anniversary of the date on which the Option was granted, (ii) one year following the termination of employment of a participant due to death or disability; (iii) three years following the termination of employment of a participant due to qualifying retirement; or (iv) ninety days following the termination of employment of a participant for any other reason.

     Transferability. The Committee may authorize all or a portion of any Award (other than Incentive Stock Options) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies related to the participant. Except as set forth in the Plan and in the applicable agreement, no Awards shall be transferred, assigned, sold, pledged, mortgaged or encumbered by the participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualifying domestic relations order.

     Termination; Amendment. The Board may, at any time, amend or terminate the Plan, provided that (subject to certain adjustments to shares in the event of corporate transactions affecting the capitalization of the Company), no amendment or termination may (i) in the absence of written consent to the change by the affected participant, adversely affect the rights of any participant under any Award theretofore granted, or (ii) without the approval of the Company's stockholders, increase the total number of shares reserved for purposes of the Plan.

     Effective Date; Duration. The Plan became effective on December 11, 1997. The Plan is unlimited in duration; provided, however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan was adopted by the Board. In the event of Plan termination, the Plan shall remain in effect as long as any Awards under the Plan remain outstanding.

     Federal Income Tax Consequences. The following is a description of the Federal income tax consequences of certain transactions that may occur under the Plan. This summary is not intended to be exhaustive. It does not attempt to describe the Federal income tax consequences of each possible transaction under the Plan, nor does it describe any state, local or foreign tax consequences of any transactions under the Plan. Since the application of the general tax consequences described herein may vary depending on individual circumstances, each participant is urged to consult his or her own tax advisor regarding the Federal, state, local or foreign tax consequences of transactions under the Plan.

     Incentive Stock Options. Generally, Incentive Stock Options will not result in any taxable income to the optionee (and, therefore, the Company will not be entitled to any deduction) either upon the grant thereof or upon the timely exercise thereof. However, the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the option exercise price will be included in the optionee's alternative minimum taxable income. Upon a subsequent sale or disposition of shares of Common Stock obtained upon the exercise of an Incentive Stock Option, the optionee must recognize a taxable gain to the extent of the difference between the amount realized on the sale and the exercise price. If applicable holding period requirements are met (i.e., if the date of sale or disposition of such shares is at least two years after the date of the grant of the option and at least one year after the exercise of the option), the optionee will be entitled to long-term capital gain treatment upon the sale or disposition of the shares on the excess, if any, of the amount received from the sale over the optionee's basis in the option stock.

     The Company generally will not be allowed a deduction with respect to the granting of an Incentive Stock Option pursuant to the Plan. However, if an optionee fails to meet the holding period requirements, any gain realized by the optionee upon sale or disposition of the shares transferred to him upon exercise of any Option will be treated as ordinary income (rather than capital gain) in the year of such sale or disposition to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over the exercise price. Additionally, the amount of ordinary income realized will be added to the optionee's basis in the option stock, and the Company will be allowed a corresponding deduction.

     Non-Qualified Stock Options. The grant of Non-Qualified Stock Options will not result in any taxable income to the recipient or a deduction for the Company. However, the recipient will realize ordinary income at the time the Option is exercised and the exercise price is paid in cash. In general, the ordinary income realized at exercise will be the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. The Company will be entitled to a corresponding deduction if the tests for compensation are satisfied and the Company withholds the appropriate amount of taxes. The subsequent sale of shares received through the exercise of Non-Qualified Stock Options will be subject to capital gains treatment on the difference between the sale price and the basis of the stock (generally the fair market value of the stock at the time of exercise).

     Required Vote. Approval of the proposed amendment to the Plan will require the affirmative vote of the holders of majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will be counted as shares entitled to vote for approval of the Plan, but will have the same effect as a vote against the proposal. Broker non-votes are not counted as shares entitled to vote and will have no effect on the outcome. The Board recommends a vote FOR approval of the proposed Plan, and all proxies will be so voted unless a contrary specification is made thereon.

PROPOSAL TO RATIFY SELECTION OF INDEPENDENT ACCOUNTANTS

     On April 10, 2000, the Company elected not to continue the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent accountants and engaged Ernst & Young LLP ("Ernst & Young") as its new independent accountants. The decision to change the Company's independent accountants was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

     Arthur Andersen's reports on the Company's financial statements for the two years ended December 31, 1998, and 1999, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two years ended December 31, 1999, and the subsequent interim period preceding the decision to change independent accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

     During the two years ended December 31, 1999, and the subsequent interim period preceding the decision to change independent accountants, neither the Company nor anyone on its behalf consulted Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor has Ernst & Young provided to the Company a written report or oral advice regarding such principles or audit opinion.

     Representatives of Arthur Andersen and Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also to be available at the meeting to respond to appropriate questions.

     The selection of Ernst & Young is submitted for ratification by stockholders at the Annual Meeting. If stockholders do not ratify the selection of Ernst & Young, the selection of independent accountants will be reconsidered by the Board of Directors. Ratification will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting. Abstentions and broker non-votes will be counted as shares entitled to vote on this matter, and therefore, will have the same effect as vote against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000

PROPOSALS BY STOCKHOLDERS

     The Company currently anticipates that its 2000 Annual Meeting will be held May 18, 2001. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company not later than December 28, 2000. Such proposal must comply with the proxy rules promulgated by the SEC in order to be included in the Company's proxy statement and form of proxy related to the meeting and should be sent to the Company's principal executive offices at the address set forth on the cover of this Proxy Statement. If notice of any stockholder proposal not eligible for inclusion in the Company's proxy statement and form of proxy is given to the Company after March 13, 2001, then proxy holders will be allowed to use their discretionary voting authority on such stockholder proposal when the matter is raised at such meeting.

OTHER BUSINESS

     The Board of Directors for the Company knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.

                                       By Order of the Board of Directors




                                       /s/ EDWARD A. GUTHRIE

                                       Edward A. Guthrie
                                       Secretary

Houston, Texas
Date:  April 18, 2000

                         PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             GULFMARK OFFSHORE, INC.

                                  MAY 18, 2000

                *Please Detach and Mail in the Envelope Provided*

--------------------------------------------------------------------------------




A [ ]   PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE

(1) Election of Directors          FOR
                                (except as          Withhold
                               listed below)    from all nominees
                                   [ ]                 [ ]

(Instruction: To withhold authority to vote for any          NOMINEES:
 individual nominee, write that nominee's name on the        David J. Butters
 space provided below.)                                      Norman G. Cohen
                                                             Marshall A. Crowe
                                                             Louis S. Gimbel 3rd
 ----------------------------------------------------        Robert B. Millard
                                                             Bruce A. Streeter

(2)   To amend the Company's 1997            FOR     AGAINST     ABSTAIN
      Incentive Equity Plan to increase
      the number of shares reserved for      [ ]       [ ]         [ ]
      issuance thereunder by 150,000
      shares.

(3)   To ratify the selection of Ernst &     [ ]       [ ]         [ ]
      Young LLP as the Company's
      independent public accountants for
      the fiscal year ending December
      31, 2000.

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

                                        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" all Proposals listed. Receipt of the Proxy Statement dated April 18, 2000 is hereby acknowledged.

                                        PLEASE MARK, SIGN DATE AND RETURN USING
                                        THE ENCLOSED ENVELOPE.

Signature of Stockholder(s)
                           -----------------------------------------------------
Dated:            , 2000
      ------------

Note: Please sign exactly your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian please give your full title as it appears thereon.

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                            GULFMARK OFFSHORE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 18, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Gulfmark Offshore, Inc. ("GulfMark") hereby appoints David J. Butters and Robert B. Millard, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held on May 18, 2000, at 10:00 a.m., CST, at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 18, 2000:

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)